Exhibit 10.1

AMENDMENT
TO
SECURED PROMISSORY NOTE DUE 2012

OF

BROADCAST INTERNATIONAL, INC.

Original Principal Amount:  $1,300,000
Original Issuance Date:  December 28, 2011

Whereas,  the Makers identified on the signature page attached hereto and Broadcast International, Inc. (“Company”) on or about December 28, 2011 entered into that certain Secured Promissory Note Due February 28, 2012 (“Note”) and desire to amend the Note to extend the Final Maturity Date.

Now therefore, the Note is hereby amended as follows:

1.
Paragraph 3 is hereby amended to provide that the “Maturity Date” shall be defined as the date which is the earlier of nine months from the date hereof, or the completion date of one or more offerings of the Company’s debt, equity or equity-linked securities, which results in gross proceeds of at least $12 million.

2.
Payment of interest from date of issuance through March 1, 2012 will be paid pro-rata to the Makers in immediately available funds on or before March 9, 2012. Such interest is approximately $41,030.14 in aggregate.

In consideration of the extension set forth herein, Company agrees to issue to the Makers additional warrants to acquire no less than 247,500 shares of common stock of the Company.  Such warrants shall have a six year life, shall be exercisable at $.35 per share, and shall have a weighted average ratchet provision for at least 6 months from issuance as well as cashless exercise rights in the absence of an effective registration statement. The Makers of the Note shall continue to receive interest at the rate of 1.5% per month from the date hereof until paid in full.  The exercise price of the warrants to acquire 357,500 shares of the Company’s common stock already held by Makers shall adjust to $.52 per share.

Defined terms not defined herein shall have the same meaning as such terms have in the Note. All other terms and conditions of the Note, as amended, shall continue in full force and effect.

[Signature page overleaf]

IN WITNESS WHEREOF, the Parties have amended the Note effective as of the 28th day of February, 2012.

BROADCAST INTERNATIONAL, INC.

By	/s/ Rodney M. Tiede
Rodney M. Tiede,
President & CEO

MAKERS

By	/s/ Amir L. Ecker
Amir L. Ecker
Individually and as Collateral Agent

By	/s/ Amir L. Ecker
Amir L. Ecker, General Partner
ACT Capital Partners, LP

By	/s/Bill DeWitt
Bill DeWitt, General Partner
DeWitt Family Partnership LP

By	/s/ David Gao
David Gao

By	/s/ Gus Blass II
Gus Blass II

By	/s/ John M. Tilney
John M. Tilney

By	/s/ William Scott
William Scott, Trustee
William Scott & Karen Kaplan Living Trust